Exhibit 99.2

Zogenix Prices Public Offering of Common Stock

EMERYVILLE, CA – March 3, 2020 – Zogenix, Inc. (Nasdaq: ZGNX), a global pharmaceutical company developing rare disease therapies, announced today that it has priced an underwritten public offering of 8,520,000 shares of its common stock at a price to the public of $23.50 per share. The gross proceeds to Zogenix from the offering, before underwriting discounts and commissions and offering costs, are expected to be approximately $200.2 million. Zogenix has granted the underwriters a 30-day option to purchase up to an additional 1,278,000 shares of common stock. All of the shares to be sold in the offering are being sold by Zogenix. The offering is expected to close on or about March 6, 2020, subject to satisfaction of customary closing conditions.

Zogenix intends to use the net proceeds from the proposed offering to support its activities related to the potential commercialization of FINTEPLA® for the treatment of Dravet syndrome, submission of regulatory applications in the United States and the European Union for FINTEPLA for the treatment of Lennox-Gastaut syndrome, funding of future clinical trials of FINTEPLA for other indications, continuing development and activities related to the potential commercialization of MT1621 for the treatment of thymidine kinase 2 deficiency, and for working capital and general corporate purposes.

SVB Leerink and Stifel are acting as joint book-running managers for the offering.

The securities described above are being offered by Zogenix pursuant to a shelf registration statement filed by Zogenix with the Securities and Exchange Commission (SEC) that became automatically effective on October 2, 2017. A preliminary prospectus supplement relating to this offering has been filed with the SEC and a final prospectus supplement relating to this offering will be filed with the SEC. The offering may be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 800-808-7525, ext. 6218 or by email at syndicate@svbleerink.com; or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Zogenix

Zogenix, Inc. is a global pharmaceutical company committed to developing and commercializing therapies with the potential to transform the lives of patients and their families living with rare diseases. The company has two late-stage development programs underway: FINTEPLA for the treatment of seizures associated with Dravet and Lennox-Gastaut syndromes, two rare and often-catastrophic childhood-onset epilepsies, and MT1621, a novel substrate enhancement therapy for the treatment of a rare genetic disorder called TK2 deficiency.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Zogenix’s expectations of market conditions and the satisfaction of customary closing conditions related to the public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering, as well as risks and uncertainties inherent in Zogenix’s business, including those described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Zogenix can be found under the heading “Risk Factors” in Zogenix’s periodic reports, including its annual report on Form 10-K for the year ended December 31, 2019, and in the preliminary prospectus supplement related to the proposed offering filed with the SEC on March 3, 2020, each available on the SEC’s web site at www.sec.gov. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

CONTACTS:

Zogenix

Melinda Baker

Senior Director, Corporate Communications

+1 (510) 788-8732 | corpcomms@zogenix.com

Investors

Brian Ritchie

Managing Director, LifeSci Advisors LLC

+1 (212) 915-2578 | britchie@lifesciadvisors.com